UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2011

GLOBAL CASH ACCESS
HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 11, 2011, Global Cash Access, Inc. (“GCA”), a wholly-owned subsidiary of Global Cash Access Holdings, Inc., entered into a Sponsorship Agreement with American State Bank.

Pursuant to the Sponsorship Agreement, American State Bank will sponsor GCA into the credit card associations and various credit and debit networks to process ATM, credit card and debit card transactions on behalf of GCA in the United States on a non-exclusive basis. In addition, GCA has agreed to pay American State Bank a per transaction fee based upon the number of transactions processed by GCA and that are covered under the Sponsorship Agreement together with various incidental card association and credit and debit network registration fees and expenses. The initial term of the Sponsorship Agreement is for a period of five years and will automatically renew for additional one year periods unless either party gives the other party notice of its intent not to renew the Sponsorship Agreement at least 180 days prior to the expiration of the then current term of the Sponsorship Agreement. GCA is in the process of transitioning sponsorship services to American State Bank from Bank of America, the Company’s current sponsor bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: February 17, 2011	By:	/s/ Scott H. Betts Scott H. Betts, Chief Executive Officer

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